Exhibit 99

                            CAMELBACK COMMUNITY BANK

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held On June 29, 2001

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     The undersigned shareholder of CAMELBACK COMMUNITY BANK hereby appoints Barbara J. Ralston and Shirley A. Agnos, or either of them, to represent the undersigned at the annual meeting of the shareholders of CAMELBACK COMMUNITY BANK to be held on JUNE 29, 2001, at 9:00 a.m. (local time), at Camelback Community Bank, 2777 E. Camelback Road, Suite 100, Phoenix, Arizona 85016, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

     When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the special meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted "FOR" the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.

     1. Proposal to approve and adopt the Plan of Share Exchange, dated as of May 31, 2001, between and among SUN COMMUNITY BANCORP LIMITED and the shareholders of CAMELBACK COMMUNITY BANK to exchange the shares of common stock of CAMELBACK COMMUNITY BANK not now held by SUN COMMUNITY BANCORP LIMITED for shares of common stock of SUN COMMUNITY BANCORP LIMITED according to the terms of the Plan of Share Exchange. After the share exchange, CAMELBACK COMMUNITY BANK will be a wholly owned subsidiary of SUN COMMUNITY BANCORP LIMITED.

              [ ] FOR         [ ] AGAINST         [ ] ABSTAIN
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     2. Election of Directors:

Number of votes entitled to cast for directors (equal number of shares multiplied by 12):________

CHOOSE A OR B

A  ________    Vote for twelve of the nominees listed, in such manner in
               accordance with cumulative voting as will assure the election of twelve of the listed nominees, with the number of votes to be allocated among twelve nominees to be determined by the proxy holders.

B  ________    Distribute my votes among the nominees for director only as indicated. (Print a number in the blank opposite the name of each nominee for whom you wish the proxy to vote in order to specify the number of votes to be cast for each nominee; the sum of all votes must be equal to the number of shares multiplied by twelve.
               You are entitled to vote for twelve (12) nominees.)

               ________ Shirley A. Agnos          ________ Michael J. Devine
               ________ Michael L. Kasten         ________ Gregory M. Kruzel
               ________ John S. Lewis             ________ Tammy A. Linn
               ________ Susan C. Mulligan         ________ Earl A. Petznick
               ________ William J. Post           ________ Barbara J. Ralston
               ________ Dan A. Robledo            ________ Jacqueline J. Steiner

     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR ITEM A FOR PROPOSAL 2.

Dated: JUNE ________, 2001
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                                           Number of Shares of Common Stock

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                                           Signature (and title if applicable)

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                                           Signature (if held jointly)

                                           Please sign your name exactly as it
                                           appears on your stock certificate.
                                           When shares are held by joint
                                           tenants, both should sign. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If a
                                           corporation, please sign in full
                                           corporate name by the President or
                                           other authorized officer. If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person.